EX-99.23(j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees of JNL Series Trust:


We consent to the use of our report dated February 17, 2006 incorporated herein by reference and to the reference to our firm under the heading "FINANCIAL HIGHLIGHTS" in Part A of the SEC Form N-1A Registration Statement.


KPMG LLP


Chicago, Illinois
December 6, 2006